UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
preferred	NA	Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 21, 2021, CenterPoint Energy Midstream, Inc. (“CNP Midstream”), a wholly owned subsidiary of CenterPoint Energy, Inc. (“CenterPoint”), entered into a Confirmation: Deal Contingent Equity Forward Transaction (the “Forward Sale Agreement”) with an investment banking financial institution (“Dealer”). Pursuant to such Forward Sale Agreement, CNP Midstream will, subject to and immediately following the closing of the pending merger (the “Merger”) between Energy Transfer LP (“Energy Transfer”) and Enable Midstream Partners, LP, deliver to Dealer 50,000,000 common units of Energy Transfer received by CNP Midstream as consideration in the Merger in exchange for the proceeds of the forward sale transaction. The Forward Sale Agreement provides for an initial forward sale price equal to a percentage of the closing price on September 21, 2021 of Energy Transfer common units, and which is subject to certain adjustments pursuant to the terms of the Forward Sale Agreement. The Forward Sale Agreement is subject to early termination under certain circumstances, including in connection with termination of the Merger. CenterPoint has guaranteed CNP Midstream’s obligations under the Forward Sale Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: September 23, 2021	By:	/s/ Kristie L. Colvin
Kriste L. Colvin
Senior Vice President and Chief Accounting Officer